AMENDMENT NO. 2

TO

FIRST RESTATED MASTER DISTRIBUTION PLAN

(INVESTOR CLASS SHARES)

The First Restated Master Distribution Plan (the “Plan”), effective July 1, 2004, as subsequently amended, pursuant to Rule
12b-1, is hereby amended, effective April 30, 2010, as follows:

WHEREAS, the Plan is hereby amended to: 1) reflect the name change of each of the Funds; and 2) reflect the name change of the applicable Portfolios from AIM to Invesco;

NOW THEREFORE, Schedule A to the Plan is hereby deleted and replaced in its entirety with the following:

“SCHEDULE A

TO

FIRST RESTATED

MASTER DISTRIBUTION PLAN

(INVESTOR CLASS SHARES)

AIM EQUITY FUNDS

(INVESCO EQUITY FUNDS)

Portfolio – Investor Class Shares

Invesco Diversified Dividend Fund

Invesco Large Cap Growth Fund

AIM FUNDS GROUP

(INVESCO FUNDS GROUP)

Portfolio – Investor Class Shares

Invesco Basic Balanced Fund

AIM GROWTH SERIES

(INVESCO GROWTH SERIES)

Portfolio- Investor Class Shares

Invesco Small Cap Growth Fund

AIM INTERNATIONAL MUTUAL FUNDS

(INVESCO INTERNATIONAL MUTUAL FUNDS)

Portfolio – Investor Class Shares

Invesco European Growth Fund

AIM INVESTMENT SECURITIES FUNDS

(INVESCO INVESTMENT SECURITIES FUNDS)

Portfolio – Investor Class Shares

Invesco Dynamics Fund

Invesco High Yield Fund

Invesco Income Fund

Invesco U.S. Government Fund

Invesco Municipal Bond Fund

Invesco Real Estate Fund

AIM SECTOR FUNDS

(INVESCO SECTOR FUNDS)

Portfolio – Investor Class Shares

Invesco Technology Fund”

All other terms and provisions of the Plan not amended hereby shall remain in full force and effect.